Exhibit 99.1

Marrone Bio Innovations, Inc. Reports First Quarter 2020 Financial Results

Seventh Consecutive Quarter of Year Over Year Revenue Growth Realized in Challenging Environment for Agricultural Production

Record Gross Margins Mark Sixth Consecutive Quarter of 50+ Percent Performance

DAVIS, Calif. – May 11, 2020 – Marrone Bio Innovations, Inc. (NASDAQ: MBII) (“Marrone Bio” or the “Company”), an international leader in sustainable bioprotection and plant health solutions, has provided its financial results for the first quarter ended March 31, 2020.

Selected Operating and Financial Highlights

$ in millions	Q1 2020	Q1 2019	% Increase (Decrease)
Revenues	$9.7	$8.7	11%
Gross Profit	$5.6	$5.0	12%
Gross Margin	57.7%	57.2%	+50bps
Operating Expenses	$11.2	$8.6	30%
Net Loss	$(7.0)	$(3.9)	79%
Adjusted EBITDA[1]	$(3.7)	$(2.6)	42%
Cash Used in Operations	$(6.3)	$(7.7)	(18)%

1)	Adjusted EBITDA is a non-GAAP financial measure and is described in relation to its most directly comparable GAAP measure under “Use of Non-GAAP Financial Information” below.

First Quarter 2020 Financial Summary

○	First quarter 2020 revenues increased 11 percent to $9.7 million. Key sales for the quarter included Venerate® for foliar applications in the vegetable and stone fruit markets, and the introduction of Stargus® biofungicide in California. Sales of Regalia® in almond and tree fruit crops continued to grow, as a result of our successful BioUnite program.

○	Gross margins of 57.7 percent in the first quarter were a new record, marking the company’s sixth consecutive quarter of gross margins of 50+ percent.

○	Operating expenses in the first quarter of 2020 were $11.2 million, up $2.6 million from the first quarter of 2019. Of the increase, $0.9 million was non-cash, including a $0.6 million non-cash amortization charge, as well as stock compensation expenses. In addition, $1.1 million of the increase was due to the addition of Pro Farm’s operating expenses.

○	Net loss in the first quarter of 2020 was $7.0 million, a year-over-year increase of $3.1 million. The increase included $1.4 million in a non-cash charge related to the estimated fair value of warrants, $0.6 million in non-cash amortization charges associated with the acquisition of Pro Farm, a $0.3 million increase in non-cash stock compensation expenses and the $1.1 million addition of Pro Farm’s operating expenses, partially offset by increased gross profit.

○	Adjusted EBITDA increased to a $3.7 million loss in the first quarter of 2020, from a $2.6 million loss in the first quarter of 2019, a $1.1 million difference. The increase was primarily due to the addition of Pro Farm’s operating expenses. Adjusted EBITDA is further described under “Use of Non-GAAP Financial Information” below.

○	Cash used in operations was $6.3 million in the first quarter of 2020 as compared to $7.7 million in the first quarter of 2019.

Management Commentary

“Farmers around the world are working tirelessly to ensure a safe and adequate food supply as they adjust to the changes brought on by the COVID-19 pandemic,” said Dr. Pam Marrone, Chief Executive Officer of Marrone Bio Innovations. “Growers remain focused on the task at hand: harvesting early crops, planting, increasing farm worker protection and adjusting to the changing demand from retail and food service.

“We are pleased with the progress we have made with the Pro Farm integration and continue to find exciting synergies, where both Marrone Bio and Pro Farm benefit from leveraging our existing partner relationships to expand geographically and create new product combinations. While we have seen year-over-year revenue growth in the first quarter of 2020 in part due to the addition of Pro Farm’s seed treatments, we expect greater growth for the remainder of 2020, notwithstanding the impact of COVID-19.”

“As an essential business, we are fortunate to continue to provide our grower customers with necessary crop protection and plant health tools. However, we anticipate continued challenges to the agricultural economy through the remainder of the year. In an uncertain environment, we have taken steps to reduce costs while retaining our workforce,” concluded Marrone.

Jim Boyd, Chief Financial Officer of Marrone Bio Innovations, added “Subsequent to the end of the quarter, two events took place that significantly reduced our business risk and strengthened our balance sheet. First, we applied for and received a $1.7 million loan under the Paycheck Protection Program as part of the Coronavirus Aid, Relief and Economic Security Act, which has helped us to maintain our workforce in the face of economic uncertainty. Second, we signed a warrant exchange agreement with existing institutional investors that provided $2.5 million in financing earlier this month, and that, if exercised in full, would result in up to $20 million in additional proceeds, which we expect would take us to an Adjusted EBITDA breakeven level of operations given our current outlook and plan.”

Operational Highlights

○	The company signed a commercial agreement with Anasac Chile S.A. to develop and distribute Grandevo® and Venerate® bioinsecticides in Chile, as well as an additional agreement with UPL South Africa Ltd. to distribute Regalia Maxx, both significant export markets.

○	Jet-Oxide® 15% post-harvest sanitizer and industrial disinfectant product is now approved by the U.S. Environmental Protection Agency (“EPA”) for use against human coronaviruses to sanitize industrial food and agricultural hard surfaces.

○	Pacesetter™, a recently EPA-approved bio-based plant health product, is now available to corn, soybean, wheat and other row crop growers in the United States. In our BioUnite program, Pacesetter acts synergistically with conventional fungicides, increasing yield by up to seven bushels per acre in soybeans and 13 bushels per acre in corn.

○	The company submitted registration for Stargus, its second biofungicide product, for use in the European Union, the second largest global fungicide market.

Conference Call and Webcast

Management will host an investor conference call today, May 11, 2020, at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss Marrone Bio Innovations’ 2020 first quarter financial results. The call will conclude with a Q&A from participants. To participate, please use the following information:

Q1 2020 Conference Call and Webcast

Date: Monday, May 11, 2020

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-800-347-6311

International Dial-in: 1-323-994-2132

Conference ID: 3011305

Webcast: http://public.viavid.com/index.php?id=139111

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through June 11, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 3011305. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: http://public.viavid.com/index.php?id=139111.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a next-generation insecticide-nematicide, a breakthrough bioherbicide and a biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP™ 110, Foramin®, UBP™ Seed Treatment, Foramin® ST.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Use of Non-GAAP Financial Information

This earnings release discusses Adjusted EBITDA, which is not a financial measure as defined by generally accepted accounting principles in the United States (GAAP). This financial measure is presented as a supplemental measure of operating performance because we believe it can aid in, and enhance, the understanding of our financial results. In addition, we use Adjusted EBITDA as a measure internally for budgeting purposes. We define Adjusted EBITDA as net income (loss) before (1) interest expense (income), net, (2) income tax expense (benefit), (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, and (6) from time to time, certain specific transaction-related costs and other non-cash charges related to debt and equity instruments.

Other companies may define or calculate this measure differently, limiting the usefulness as a comparative measure. Because of this limitation, this non-GAAP financial measure should not be considered in isolation or as a substitute for or superior to performance measures calculated in accordance with GAAP and should be read in conjunction with the financial statement tables.

GAAP to Non-GAAP Reconciliation
	THREE MONTHS ENDED
	MARCH 31,
	2020	2019
Net Loss	$(7,024)	$(3,917)
Taxes	34	-
Interest Expense	337	306
Depreciation and amortization	891	455
Stock based compensation	907	558
Loss on issuance of new warrants	1,391	-
Change in fair value of contingent consideration to Pro Farm shareholders	(237)	-
Adjusted EBITDA	$(3,701)	$(2,598)

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s future financial results and revenue growth, future adoption of the Company’s products, including growth in seed treatment sales, the potential benefits of recent acquisitions and the Company’s products, and the potential future exercise of the Company’s warrants. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other relevant third parties and any difficulty in integrating the acquired Pro Farm, Jet-Ag and Jet-Oxide businesses. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the Securities and Exchange Commission. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Jim Boyd, President and CFO

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	MARCH 31,	DECEMBER 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$10,120	$6,252
Accounts receivable	10,417	5,925
Inventories, net	7,077	8,149
Prepaid expenses and other current assets	1,812	1,390
Total current assets	29,426	21,716
Property, plant and equipment, net	13,184	13,260
Right of use assets, net	4,361	4,567
Intangible assets, net	23,254	23,842
Goodwill	6,740	6,764
Restricted cash	1,560	1,560
Other assets	867	1,008
Total assets	$79,392	$72,717
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,509	$3,379
Accrued liabilities	11,175	12,467
Deferred revenue, current portion	450	427
Lease liability, current portion	933	913
Debt, current portion, net	8,917	3,899
Total current liabilities	27,984	21,085
Deferred revenue, less current portion	1,882	1,986
Lease liability, less current portion	3,742	3,970
Debt, less current portion, net	11,635	11,847
Debt due to related parties	7,300	7,300
Other liabilities	1,984	2,971
Total liabilities	54,527	49,159
Commitments and contingencies
Stockholders’ equity:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at March 31, 2020 and December 31, 2019	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 145,541 and 139,526 shares issued and outstanding as of March 31, 2020 and December 31, 2019	1	1
Additional paid in capital	352,536	344,206
Accumulated deficit	(327,672)	(320,649)
Total stockholders’ equity	24,865	23,558
Total liabilities and stockholders’ equity	$79,392	$72,717

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2020	2019
Revenues:
Product	$9,535	$8,601
License	115	115
Total revenues	9,650	8,716
Cost of product revenues	4,081	3,729
Gross profit	5,569	4,987
Operating Expenses:
Research, development and patent	3,234	2,942
Selling, general and administrative	7,993	5,674
Total operating expenses	11,227	8,616
Loss from operations	(5,658)	(3,629)
Other (expense) income:
Interest expense	(337)	(306)
Loss on issuance of August 2019 warrants	(1,391)	—
Change in fair value of contingent consideration	237	—
Other income, net	159	18
Total other (expense) income, net	(1,332)	(288)
Loss before taxes	(6,990)	(3,917)
Income tax expense	(34)	—
Net loss	$(7,024)	$(3,917)
Basic and diluted net loss per common share:	$(0.05)	$(0.04)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	141,572	110,691

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

	THREE MONTHS ENDED MARCH 31,
	2020	2019
Cash flows from operating activities
Net loss	$(7,024)	$(3,917)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	891	455
Gain on disposal of equipment	(9)	—
Right of use assets amortization	206	199
Share-based compensation	907	558
Non-cash interest expense	61	73
Loss on issuance of August 2019 warrants	1,391	—
Change in fair value of contingent consideration	(237)	—
Net changes in operating assets and liabilities:
Accounts receivable	(4,492)	(6,039)
Inventories	1,072	670
Prepaid Expenses and other assets	(281)	(336)
Accounts payable	3,068	726
Accrued and other liabilities	(1,500)	310
Lease Liability	(208)	(150)
Deferred revenue	(137)	(199)
Net cash used in operating activities	(6,292)	(7,650)
Cash flows from investing activities
Payment of future contingent consideration in connection with previous asset purchase	(540)	—
Sale of property, plant, equipment	2	—
Purchases of property, plant and equipment	(135)	(116)
Net cash used in investing activities	(673)	(116)
Cash flows from financing activities
Proceeds from secured borrowings	11,319	6,714
Reductions in secured borrowings	(6,322)	(3,511)
Financing costs	(64)	—
Exercise of stock options	12	—
Proceeds from employee stock purchase plan	84	—
Exercise of warrants	6,000	—
Repayment of debt	(196)	(72)
Net cash provided by financing activities	10,833	3,131
Net (decrease) increase in cash and cash equivalents and restricted cash	3,868	(4,635)
Cash and cash equivalents and restricted cash, beginning of period	7,812	19,781
Cash and cash equivalents and restricted cash, end of period	$11,680	$15,146

Supplemental disclosure of cash flow information
Cash paid for interest	$269	$223
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$93	$10